EXHIBIT NO. 99.(a) 41

MFS SERIES TRUST X

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

REDESIGNATION OF SERIES

Pursuant to Sections 6.11 and 9.3(b) of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the “Declaration”), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

The series designated as MFS Global Bond Fund shall be redesignated as MFS Global Opportunistic Bond Fund.

Pursuant to Section 10.1 of the Declaration, this redesignation of series of Shares shall be effective on or about April 30, 2021.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of March 1, 2021 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

Steven E. Buller	Robert J. Manning
Steven E. Buller	Robert J. Manning
c/o MFS Investment Management	MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

John A. Caroselli	Clarence Otis, Jr.
John A. Caroselli	Clarence Otis, Jr.
c/o MFS Investment Management	MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

Maureen R. Goldfarb	Maryanne L. Roepke
Maureen R. Goldfarb	Maryanne L. Roepke
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

Peter D. Jones	Robin A. Stelmach
Peter D. Jones	Robin A. Stelmach
c/o MFS Investment Management	MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

John P. Kavanaugh	Laurie J. Thomsen
John P. Kavanaugh	Laurie J. Thomsen
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

James W. Kilman, Jr.
James W. Kilman, Jr.
c/o MFS Investment Management
111 Huntington Avenue
Boston, MA 02199